Exhibit 16

February 24, 2004

SECURITIES & EXCHANGE COMMISSION
Washington D.C. 20549

Beckman Kirkland & Whitney, the former accountants for Certron Corporation (“the registrant”), have read and agree with the disclosures the registrant has made in response to Item 304(a) of Regulation S-K on Form 8-K/A filed on February 24, 2004.

/s/ Beckman Kirkland & Whitney
Agoura Hills, California

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